Exhibit (s)(2)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Dynamic Alternatives Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Shares of Beneficial Interest	457(o)	$150,000,000	$11.81	$150,000,000	$138.10	$20,715.00	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Shares of Beneficial Interest	415(a)(6)	-	$11.81	$84,980,417(1)	$153.10	$13,010.50	N-2	333-273264	March 18, 2025	$13,010.50
Total Offering Amounts						$234,980,417(1)		$33,725.50(2)	-	-	-	-
Total Fees Previously Paid								$13,010.50(1)	-	-	-	-
Total Fee Offsets								-	-	-	-	-
Net Fee Due								$20,715.00	-	-	-	-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(3)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Shares of Beneficial Interest	$100,000,000	$100,000,000	N-2	333-255144	January 13, 2022
Equity	Shares of Beneficial Interest	$150,000,000	$150,000,000	N-2	333-273264	July 14, 2023
Equity	Shares of Beneficial Interest	$150,000,000	$150,000,000	N-2	333-285877	March 18, 2025

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is carrying forward to this Registration Statement the 7,195,632 unsold shares of beneficial interest that the Registrant previously registered for sale pursuant to Registration Statement on Form N-2 (File No. 333-285877) effective March 18,2025 (the “Prior Registration Statement”).
(2)	Amount represents $13,010.50 previously paid to register $84,980,417 of unsold Shares, plus $20,715 to register the additional $150,000,000 shares of beneficial interest registered hereby. Effective October 1, 2025, the filing fee rate was decreased to $138.10 per million dollars of the proposed maximum aggregate offering price of the securities to be registered.
(3)	Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus in this Registration Statement also relates to the offering of $100,000,000 of shares of beneficial interest and subsequent offering of $150,000,000 and $150,000,000 that were previously registered pursuant to the Prior Registration Statements. $10,910.00, $16,530.00, and $22,965.00 were previously paid by the Registrant to initially register $100,000,000 of shares of beneficial interest and subsequent offerings of $150,000,000 and $150,000,000 under the Prior Registration Statements.